Bateman & Co., Inc., P.C.
Certified Public Accountants	10.0pt;font-family:Gamicaze">

5 Briardale Court
mso-bidi-font-family:"Times New Roman"">Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2/A of Neutron Enterprises, Inc. of our report dated January 25, 2001, on our audit of the financial statements of Neutron Enterprises, Inc., as of December 31, 2000, and for the period then ended.

BATEMAN & CO., INC., P.C.

Houston, Texas

September 6, 2001

235: Member 236:

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